Exhibit 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO
Arthur R. Zunker, Jr. Senior Vice President & CFO

News For Immediate Release
EAGLE MATERIALS INC. REPORTS
RECORD HIGH ANNUAL REVENUES (UP 7%) AND
RECORD HIGH ANNUAL DILUTED EPS (UP 35%)
     (Dallas, TX May 1, 2007): Eagle Materials Inc. (NYSE: EXP) today reported financial results for the fourth quarter ended March 31, 2007 and for fiscal year 2007. Eagle produces and distributes Gypsum Wallboard, Cement, Recycled Paperboard and Concrete and Aggregates. The following are highlights of our fourth quarter and fiscal year results:
•	HIGHEST FISCAL YEAR OPERATING EARNINGS IN OUR HISTORY (UP 25%)

•	HIGHEST FISCAL YEAR WALLBOARD AVERAGE NET SALES PRICE IN OUR HISTORY — INCREASED APPROXIMATELY $24 PER MSF FROM THE PRIOR YEAR

•	OUR CEMENT COMPANIES COMPLETED THEIR 21ST CONSECUTIVE “SOLD OUT” YEAR AND SET A RECORD FOR FISCAL YEAR SALES VOLUME — OVER 3.2 MILLION TONS

•	HIGHEST FISCAL YEAR CEMENT AVERAGE NET SALES PRICE IN OUR HISTORY — INCREASED NEARLY $10 PER TON FROM THE PRIOR YEAR

•	COMPLETED EXPANSION AND START-UP OF ILLINOIS CEMENT ON-TIME AND UNDER BUDGET

•	INCREASED OUR ANNUAL CASH DIVIDEND 14% TO $0.80 PER SHARE
     For the quarter ended March 31, 2007, revenues and net earnings were $191.8 million and $36.6 million, respectively. Revenues declined 13% from the prior year fourth quarter and net earnings decreased 16% from the same period last year. Diluted earnings per share for the fourth quarter of fiscal 2007 were $0.75 compared with $0.86 in the same period a year ago, a 13% decline.
     For the fiscal year ended March 31, 2007, Eagle’s net earnings increased 26% to $202.7 million, or $4.07 per diluted share, from $161.0 million, or $3.02 per diluted share, for the previous fiscal year. Revenues for fiscal 2007 of $922.4 million were a record high, and were 7% greater than the $859.7 million for the previous fiscal year.
     Eagle remains well positioned to adapt to changing industry conditions because of our low-cost, balanced-mix of construction products (Cement/Concrete/Aggregates) and building materials (Gypsum Wallboard/Paperboard) combined with our geographical focus in the sunbelt regions of the U.S. The severe slowdown in residential construction has slowed demand for wallboard, loosening supply constraints and thereby making the marketplace very competitive. The Gypsum Association reported approximately 7.8 billion square feet of wallboard was shipped by U.S. manufacturers during the first three months of calendar 2007, an 18% decrease over the prior year, and industry utilization was approximately 80%. For the remainder of calendar 2007, we expect average wallboard industry capacity utilization to range between 80% and 85%.
     Worldwide demand for cement remains at record levels, and U.S. demand for cement also remains at near record levels, requiring approximately 25% imports to meet U.S. construction industry demand. While cement demand in some U.S. regions has been impacted harder because of the residential slowdown, underlying demand in all four of our regional cement markets remains at high levels. During this past winter, many parts of the U.S., including all of Eagle’s markets, experienced harsh winter weather that negatively impacted sales volumes. With demand down, previously announced January price increases did not materialize. However, as the weather has improved so have prospects for regional cement price increases this summer. Price increases have been announced in all of our markets for late spring or early summer. Cement demand remains strong in most of our markets, and we expect fiscal 2008 to be our 22nd consecutive year of selling out our four cement plants.
GYPSUM WALLBOARD
     Gypsum Wallboard revenues for the fourth quarter totaled $111.9 million, a 17% decrease compared to the $134.7 million for the same quarter a year ago. Gypsum Wallboard’s fourth quarter operating earnings were $33.7 million, down 33% from the $50.4 million for the same quarter last year. The revenue and earnings decline for the quarter resulted from lower sales prices and sales volume. The average net sales price for this fiscal year’s fourth quarter was $142 per MSF, 8% less than the $155 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 628 million square feet (MMSF) for the quarter decreased 13% from the prior year’s fourth quarter.
     Fiscal 2007 operating earnings from Gypsum Wallboard were $198.1 million, an increase of 28% compared to $154.2 million for fiscal 2006. Revenues from Gypsum Wallboard were $511.6 million for fiscal 2007, 7% higher than last year’s revenues of $479.1 million.
CEMENT
     Operating earnings from Cement declined 5% to $18.6 million for the fourth quarter this year from $19.6 million for the same quarter last year. Lower sales volume, due to poor winter weather, was the primary reason for the earnings decline. They were partially offset by a record average net sales price for the quarter. Cement revenues for the fourth quarter, including joint venture and intersegment sales, totaled $63.8 million, 2% below the $64.8 million for the same quarter a year ago. Cement sales volume for the fourth quarter totaled 621,000 tons, 7% below the 669,000 tons for the same quarter last year. The average net sales price for this fiscal year’s fourth quarter was $96 per ton, 7% greater than the $90 per ton for the same quarter last year.
     Fiscal 2007 operating earnings from Cement were $92.2 million, an increase of 18% compared to $78.3 million for fiscal 2006. Revenues from Cement, including joint venture and intersegment sales, were $321.9 million for fiscal 2007, 13% higher than last year’s revenues of $285.3 million.
PAPERBOARD
     Eagle’s Paperboard operation reported fourth quarter revenues, including sales to Eagle’s Wallboard operations, of $29.9 million, which was 14% below last year’s fourth quarter. Paperboard operating earnings of $4.6 million for the fourth quarter this year were up 72% from last year’s fourth quarter operating earnings due primarily to higher net sales prices and lower energy costs offset by lower sales volume. For this year’s fourth quarter, Paperboard sales volume was 63,000 tons, down 21% from last year’s fourth quarter sales volume of 80,000 tons. This year’s fourth quarter average net sales price of $461 per ton was 9% above last year’s fourth quarter average net sales price of $423 per ton.
     Fiscal 2007 operating earnings from Paperboard were $19.0 million, a decrease of 5% compared to $20.1 million for fiscal 2006. Revenues from Paperboard, including sales to Eagle’s Wallboard operations, were $127.5 million for fiscal 2007, 4% below last year’s revenues of $133.5 million.
CONCRETE AND AGGREGATES
     Revenues from Concrete and Aggregates were $20.7 million for this year’s fourth quarter, 1% greater than the $20.4 million for the fourth quarter a year ago. Concrete and Aggregates reported a $3.1 million operating profit for this year’s fourth quarter, up 95% from the $1.6 million operating profit for the same quarter last year, due to higher sales prices in both concrete and aggregates offset by lower sales volume in both businesses.
     Concrete sales volume declined 5% for the fourth quarter this year to 190,000 cubic yards from 200,000 cubic yards for the same quarter last year. The sales volume decline primarily relates to our central Texas operation which encountered difficult weather conditions for most of the quarter. Our Concrete quarterly average net sales price of $75 per cubic yard for the fourth quarter of fiscal 2007 was a record and was 12% higher than the $67 per cubic yard for the fourth quarter a year ago. Our Aggregates operation reported sales volume of 906,000 tons for the current quarter, 20% less than the 1.1 million tons reported in the fourth quarter last year. The primary reason for the lower sales volume was poor weather in both of our markets this quarter versus the prior year’s quarter. Our Aggregates quarterly average net sales price was a record high $7.08 per ton during the fourth quarter and was 15% above last year’s fourth quarter Aggregates average net sales price.
     Fiscal 2007 operating earnings from Concrete and Aggregates were $16.2 million, an increase of 69% compared to $9.6 million for fiscal 2006. Revenues from Concrete and Aggregates were $97.3 million for fiscal 2007, 8% higher than last year’s revenues of $89.8 million.
DETAILS OF FINANCIAL RESULTS
     We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.
     In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

     Eagle’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Wednesday, May 2, 2007. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at 214-432-2000.
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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.
For additional information, contact at 214/432-2000.
Steven R. Rowley
President and Chief Executive Officer
Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer
(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Fiscal Year)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1
Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

			Quarter Ended March 31,
			2007	2006	Change
Revenues			$191,780	$221,605	-13%
Earnings Before Income Taxes			$53,989	$66,289	-19%
Net Earnings			$36,560	$43,767	-16%
Earnings Per Share:
	—	Basic	$0.76	$0.87	-13%
	—	Diluted	$0.75	$0.86	-13%
Average Shares Outstanding:
	—	Basic	48,162,722	50,243,883	-4%
	—	Diluted	48,840,084	51,070,874	-4%

			Fiscal Year Ended March 31,
			2007	2006	Change
Revenues			$922,401	$859,702	7%
Earnings Before Income Taxes			$304,288	$241,066	26%
Net Earnings			$202,664	$160,984	26%
Earnings Per Share:
	—	Basic	$4.13	$3.06	35%
	—	Diluted	$4.07	$3.02	35%
Average Shares Outstanding:
	—	Basic	49,090,010	52,599,080	-7%
	—	Diluted	49,787,113	53,330,304	-7%

     Eagle Materials Inc.
Attachment 2
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended March 31,
	2007	2006	Change
Revenues*
Gypsum Wallboard	$111,930	$134,740	-17%
	58%	61%
Cement (Wholly Owned)	40,924	45,876	-11%
	21%	21%
Paperboard	17,714	20,782	-15%
	9%	9%
Concrete & Aggregates	20,427	20,207	1%
	11%	9%
Other, net	785	—	785%
	1%	0%

Total	$191,780	$221,605	-13%

	100%	100%

Operating Earnings
Gypsum Wallboard	$33,715	$50,445	-33%
	55%	68%
Cement:
Wholly Owned	10,443	11,128	-6%
Joint Venture	8,171	8,456	-3%

	18,614	19,584	-5%
	31%	27%
Paperboard	4,551	2,640	72%
	8%	4%
Concrete & Aggregates	3,143	1,614	95%
	5%	2%
Other, net	785	(393)	300%
	1%	-1%

Total Operating Earnings	60,808	73,890	-18%

	100%	100%
Corporate General Expenses	(5,310)	(5,470)
Interest Expense, net	(1,509)	(2,131)

Earnings Before Income Taxes	$53,989	$66,289	-19%

*Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

     Eagle Materials Inc.
Attachment 3
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Fiscal Year Ended March 31,
	2007	2006	Change
Revenues*
Gypsum Wallboard	$511,615	$479,134	7%
	55%	56%
Cement (Wholly Owned)	235,717	213,980	10%
	26%	25%
Paperboard	74,662	75,935	-2%
	8%	9%
Concrete & Aggregates	95,860	88,374	8%
	10%	10%
Other, net	4,547	2,279	100%
	1%	0%

Total	$922,401	$859,702	7%
	100%	100%

Operating Earnings
Gypsum Wallboard	$198,085	$154,227	28%
	60%	58%
Cement:
Wholly Owned	59,417	51,394	16%
Joint Venture	32,765	26,917	22%

	92,182	78,311	18%
	28%	30%
Paperboard	18,998	20,087	-5%
	6%	7%
Concrete & Aggregates	16,249	9,613	69%
	5%	4%
Other, net	4,547	1,539	195%
	1%	1%

Total Operating Earnings	330,061	263,777	25%
	100%	100%
Corporate General Expenses	(20,344)	(16,370)
Interest Expense, net	(5,429)	(6,341)

Earnings Before Income Taxes	$304,288	$241,066	26%

*Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

     Eagle Materials Inc. Attachment 4
Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Fiscal Year Ended
	March 31,			March 31,
	2007	2006	Change	2007	2006	Change
Gypsum Wallboard (MMSF’s)	628	724	-13%	2,610	2,832	-8%
Cement (M Tons):
Wholly Owned	394	473	-17%	2,388	2,381	0%
Joint Venture	227	196	16%	846	819	3%

	621	669	-7%	3,234	3,200	1%
Paperboard (M Tons):
Internal	23	28	-18%	103	114	-10%
External	40	52	-23%	172	175	-2%

	63	80	-21%	275	289	-5%
Concrete (M Cubic Yards)	190	200	-5%	882	883	0%
Aggregates (M Tons)	906	1,130	-20%	4,875	5,714	-15%

	Average Net Sales Price*
	Quarter Ended			Fiscal Year Ended
	March 31,			March 31,
	2007	2006	Change	2007	2006	Change
Gypsum Wallboard (MSF)	$142.39	$154.52	-8%	$161.86	$137.65	18%
Cement (Ton)	$96.02	$90.03	7%	$93.13	$83.15	12%
Paperboard (Ton)	$460.64	$423.29	9%	$452.99	$452.63	0%
Concrete (Cubic Yard)	$74.94	$67.01	12%	$71.81	$62.61	15%
Aggregates (Ton)	$7.08	$6.17	15%	$6.88	$5.89	17%
     *Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Fiscal Year Ended
	March 31,		March 31,
	2007	2006	2007	2006
Intersegment Revenues:
Cement	$2,123	$1,524	$9,614	$6,146
Paperboard	12,219	13,824	52,883	57,546
Concrete and Aggregates	236	240	1,462	1,404

	$14,578	$15,588	$63,959	$65,096

Cement Revenues:
Wholly Owned	$40,924	$45,876	$235,717	$213,980
Joint Venture	20,765	17,445	76,521	65,164

	$61,689	$63,321	$312,238	$279,144

     Eagle Materials Inc.
Attachment 5
Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	March 31,
	2007	2006
ASSETS

Current Assets - Cash and Cash Equivalents	$17,215	$54,766
Accounts and Notes Receivable, net	77,206	94,061
Inventories	78,908	67,799

Total Current Assets	173,329	216,626

Property, Plant and Equipment, net	653,180	557,562
Investments in Joint Ventures	43,862	27,847
Note Receivable	8,550	—
Goodwill	70,218	67,854
Other Assets	22,271	19,027

	$971,410	$888,916

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities - Accounts Payable	$52,359	$51,562
Accrued Liabilities	55,665	53,137

Total Current Liabilities	108,024	104,699

Long-term Debt	200,000	200,000
Deferred Income Taxes	117,340	119,479
Stockholders’ Equity - Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 47,909,103 and 50,318,797 Shares; respectively.	479	503
Capital in Excess of Par Value	—	—
Accumulated Other Comprehensive Losses	(850)	(1,404)
Retained Earnings	546,417	465,639

Total Stockholders’ Equity	546,046	464,738

	$971,410	$888,916